Exhibit 99.1

Contact:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

(703) 902-2800

jdepodesta@primustel.com

PRIMUS TELECOMMUNICATIONS REPORTS RECORD SECOND QUARTER
2003 FINANCIAL RESULTS

•                  Record $320 Million Net Revenue in Second Quarter Grows 27% From Prior Year and 7% Sequentially From Prior Quarter

•                  Record Income From Operations of $13 Million in Second Quarter

•                  Net Income of $20 Million and $0.21 Income per Diluted Share in Second Quarter

•                  Positive Cash Provided by Operating Activities of $19 Million in Second Quarter

•                  Record Gross Margin Rate of 38.7%, a 190 Basis Point Increase From Prior Quarter

McLean, Virginia – August 5, 2003 — PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global telecommunications services provider offering an integrated portfolio of voice, data, Internet, and Web hosting services, today announced record results for the second quarter 2003.

“I am delighted to report yet another record quarter for PRIMUS,” stated K. Paul Singh, Chairman and Chief Executive Officer.  “We have now experienced revenue growth for five consecutive quarters, culminating in a record $320 million net revenue in the second quarter, aided by favorable foreign exchange rates.  Assuming the foreign currency exchange rates remain stable, we are on trajectory to reach the high end of our goal of 20% to 25% revenue growth in 2003 over the prior year and to attain our goal of generating between $50 million and $60 million in income from operations in 2003.  Our earnings goal, assuming stable currency exchange rates for the remainder of this year, is to produce between $0.38 and $0.42 income per diluted share for the full year 2003.

“We also reduced our long-term debt by $20 million during the second quarter, further strengthening our balance sheet.  Our on-going debt reduction efforts, combined with our strengthening operating performance, has improved our key financial ratios.  This continuing improvement should enable PRIMUS, at the appropriate time, to refinance its debt at more favorable interest rates and increase our cash flow.”

First Quarter Financial Results

PRIMUS’s net revenue in the second quarter 2003 was $320 million, compared with $251 million for the second quarter 2002 and $300 million in the first quarter 2003.  “Our increase in revenue, 27% year-over-year and 7% sequentially, is attributable to growth in our retail business, including data/Internet, voice-over-Internet protocol (VoIP) services and Virtual Mobile Network Operator products as well as favorable foreign currency exchange rates,” stated Neil L. Hazard, Chief Operating Officer.  Net revenue for the second quarter on a geographic basis was derived as follows: 37% from North America, 36% from Europe, and 27% from Asia-Pacific.  The mix of revenues by customer type in the second quarter was 80% retail (29% business and 51% residential) and 20% carrier, essentially the same as the first quarter 2003 revenues.  Data/Internet and VoIP revenues, were $51 million in the second quarter, representing 16% of total revenues, as compared to $45 million in the first quarter 2003.

Gross margin for the second quarter 2003 was a record $124 million, reflecting the Company’s higher level of revenue, a greater percentage of retail revenue, and effective management of cost of revenue, compared with $85 million in the second quarter 2002 and $110 million in the first quarter 2003.  Gross margin for the second quarter 2003 as a percentage of net revenue was a record 38.7%, an increase of 470 basis points over 34.0% in the second quarter 2002, and 190 basis points over 36.8% in the first quarter 2003.

Selling, general and administrative (SG&A) expenses for the second quarter 2003 increased to $89 million or 27.9% of net revenue, as compared to $62 million or 24.5% of net revenue for the second quarter 2002, and $78 million or 25.8% of net revenue for the first quarter 2003, due to increased sales and marketing expenses, consisting primarily of advertising costs and sales agent commissions.

Income from operations was a record $13 million in the second quarter 2003, as compared to $4 million in the second quarter 2002 and $12 million in the first quarter 2003.

PRIMUS’s net income in the second quarter 2003 was $20 million, compared with a loss of ($12) million in the second quarter 2002 and net income of $11 million in the first quarter 2003.  Contributing to PRIMUS’s net income were gains on early extinguishment of debt and foreign currency transactions.  In the second quarter 2003, PRIMUS purchased in the open market $10 million in principal amount of its high yield notes for $6 million (excluding accrued interest payments) and settled a vendor debt of $15 million with a cash payment of $11 million.  These transactions resulted in an aggregate gain of $8 million that has been reported as an item within continuing operations due to the adoption of the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 Technical Corrections,” which was adopted on January 1, 2003.  Also, in accordance with SFAS

No. 145, the Company’s previously reported extraordinary gains on early extinguishment of debt have been reclassified into continuing operations.  An unrealized foreign currency transaction gain of $15 million was also recognized in the second quarter 2003, as a result of a weakening United States dollar against payables denominated in foreign currencies, primarily with regard to the Canadian and Australian dollars.

Income per basic and diluted share was $0.21 for the second quarter 2003, compared to a loss of ($0.18) per basic and diluted share in the second quarter 2002.  Basic and diluted weighted average common shares outstanding for the second quarter 2003 were 87.8 million and 90.7 million, respectively.  For the second quarter 2002, basic and diluted weighted average common shares outstanding were 64.8 million.

Liquidity And Capital Resources

PRIMUS generated $19 million of cash from operating activities in the second quarter 2003, compared to $1 million used in operating activities in the year-ago quarter and $20 million provided by operating activities in the first quarter 2003.  Cash, cash equivalents and restricted cash at June 30, 2003 was $78 million as compared to $87 million at March 31, 2003.  The Company spent $6 million for capital expenditures and acquisitions in the second quarter 2003.  In addition, the Company spent a total of $24 million during the second quarter to purchase the Company’s high yield notes in the open market, settle a vendor debt, and reduce other long-term debt.

At the end of the second quarter 2003, PRIMUS had total long-term debt of $542 million.  This was comprised of $316 million of senior notes, $71 million of convertible debentures, and $155 million of vendor and other debt.

The Company intends to continue to pursue opportunities to raise additional debt, convertible and equity financing on favorable terms in order to take advantage of opportunities to further improve its liquidity, improve its profitability, strengthen its balance sheet, and accelerate its growth.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events described as “forward-looking statements” in this release and its SEC filings, and future negotiations the Company may pursue with the holders of certain of its outstanding debt securities and instruments, the most efficient use of the Company’s capital, including investment in the Company’s network and systems, lines of business, potential acquisitions, purchasing, refinancing, exchanging or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other  direct or indirect means to the extent permitted by its existing covenants.

The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast to discuss second quarter 2003 results today, August 5, 2003, at 5:00 PM Eastern.  Participants should dial 800-550-7131 (domestic) or

303-486-0466 (international) for telephone access or go to www.primustel.com for Web cast access at about ten minutes prior to the start-time.  Replay information will be available on the Company’s Web site.  PRIMUS’s wholly-owned subsidiaries in Australia and Canada will report their second quarter 2003 financial results in their respective countries.   Please go to their respective Web sites, www.primustel.ca for PRIMUS Canada and www.primustel.com.au for PRIMUS Australia, for additional information.

(Tables to follow)

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PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL) is a global telecommunications services provider offering bundled voice, data, Internet, digital subscriber line (DSL), Web hosting, enhanced application, virtual private network (VPN), voice-over-Internet protocol (VoIP), and other value-added services.  PRIMUS owns and operates an extensive global backbone network of owned and leased transmission facilities, including approximately 250 points-of-presence (POPs) throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 19 international gateway and domestic switches, a satellite earth station and a variety of operating relationships that allow it to deliver traffic worldwide.  PRIMUS also has deployed a global state-of-the-art broadband fiber optic ATM+IP network and data centers to offer customers Internet, data, hosting and e-commerce services.  Founded in 1994 and based in McLean, VA, PRIMUS serves corporate, small- and medium-sized businesses, residential and data, ISP and telecommunication carrier customers primarily located in North America, Europe and the Asia-Pacific regions of the world.  News and information are available at PRIMUS’s Web site at www.primustel.com.

* * *

Statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Forward-looking statements include without limitation statements set forth in this document and elsewhere regarding, among other things: the Company’s expectations of future revenue and net income, as well as liquidity, income from operations, income per common share, cash flow, network development, Internet services development, traffic development, capital expenditures, selling, general and administrative expenses, goodwill impairment charges, service introductions and cash requirements; the Company’s financing, refinancing and/or debt repurchase, restructuring or exchange plans or initiatives; liquidity and debt service forecasts; assumptions regarding stable currency exchange rates; management’s plans, goals, expectations, guidance, objectives, strategy, and timing for future growth, operations, acquisitions, the revenue impact of the Cable & Wireless customer acquisition, product plans and performance, predictions or expectations of future growth, results or cash flow; and management’s assessment of market factors and future financial performance. Factors and risks, including certain of those described in greater detail herein, that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include: changes in business conditions; fluctuations in the exchange rates of currencies, prevailing trade credit terms or revenues arising from, among other reasons, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting the Company’s large carrier customers; the possible inability to raise additional capital when needed, or at all; the inability to reduce, exchange or restructure debt significantly, or in amounts sufficient to conduct regular ongoing operations; changes in the telecommunications or Internet industry or the general economy or capital markets; adverse tax rulings from applicable taxing authorities; DSL, Internet and telecommunication competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; inability to lease space for data centers at commercially reasonable rates; difficulty in migrating or retaining customers, including former Cable & Wireless customers associated with our recent business acquisition of this customer base, or integrating other assets; difficulty in provisioning VoIP services; changes in the regulatory schemes and regulatory enforcement in the markets in which the Company operates; restrictions on the Company’s ability to follow certain strategies or complete certain transactions as a result of its capital structure or debt covenants; the inability to reduce debt significantly; risks associated with the Company’s limited DSL, Internet and Web hosting experience and expertise; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, particularly as we continue to attempt to grow our data-centric services, and manage growth; risks associated with international operations (including foreign currency translation risks); dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; dependence on the implementation and performance of the Company’s global ATM+IP communications network; and the outbreak or escalation of hostilities or terroristic acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. PRIMUS is not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

NET REVENUE	$320,240	$251,244	$620,683	$495,911
COST OF REVENUE	196,363	165,904	386,386	327,462

GROSS MARGIN	123,877	85,340	234,297	168,449

OPERATING EXPENSES
Selling, general and administrative	89,241	61,535	166,866	123,514
Depreciation and amortization	21,218	19,789	41,553	39,971
Loss on sale of assets	804	—	804	—
Asset impairment write-down	—	337	537	337

Total operating expenses	111,263	81,661	209,760	163,822

INCOME FROM OPERATIONS	12,614	3,679	24,537	4,627

INTEREST EXPENSE	(14,622)	(16,830)	(29,999)	(34,523)
GAIN ON EARLY EXTINGUISHMENT OF DEBT	7,981	—	14,634	27,251
INTEREST AND OTHER INCOME	(82)	742	200	875
FOREIGN CURRENCY TRANSACTION GAIN	14,765	835	24,818	282

INCOME (LOSS) BEFORE INCOME TAXES	20,656	(11,574)	34,190	(1,488)
INCOME TAX BENEFIT (EXPENSE)	(620)	—	(2,953)	10,668
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	20,036	(11,574)	31,237	9,180
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(10,973)

NET INCOME (LOSS)	20,036	(11,574)	31,237	(1,793)
DIVIDEND ON CONVERTIBLE PREFERRED STOCK	(1,356)	—	(1,678)	—
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$18,680	$(11,574)	$29,559	$(1,793)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) before cumulative effect of change in accounting principle	$0.21	$(0.18)	$0.35	$0.14
Cumulative effect of change in accounting principle	—	—	—	(0.17)
Income (loss)	$0.21	$(0.18)	$0.35	$(0.03)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) before cumulative effect of change in accounting principle	$0.21	$(0.18)	$0.34	$0.14
Cumulative effect of change in accounting principle	—	—	—	(0.17)
Income (loss)	$0.21	$(0.18)	$0.34	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	87,774	64,821	85,332	64,367
Diluted	90,744	64,821	87,572	64,367

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED FINANCIAL DATA

(in thousands)

Balance Sheet Data

(unaudited)

June 30, 2003

Cash and cash equivalents	$65,776
Accounts receivable, net	187,374
Other current assets	31,871
TOTAL CURRENT ASSETS	285,021

Restricted cash	11,958
Property and equipment, net	337,894
Intangible assets, net	86,143
Other assets	13,713
TOTAL ASSETS	$734,729

Accounts payable	$112,325
Accrued interconnection costs	96,943
Accrued expenses and other current liabilities	95,850
Accrued interest	13,151
Current portion of long-term obligations	65,555
TOTAL CURRENT LIABILITIES	383,824

Non-current portion of long-term obligations	476,423
Other liabilities	1,863
TOTAL LIABILITIES	862,110

Stockholders’ deficit	(127,381)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$734,729

Operational Data

(Three Months Ended June 30, 2003)

		Minutes of Long Distance Use
Region	Net Revenue	International	Domestic	Total
North America	$120,067	465,854	823,577	1,289,431
Europe	113,656	780,704	247,829	1,028,533
Asia-Pacific	86,517	43,300	206,791	250,091
Total	$320,240	1,289,858	1,278,197	2,568,055